EXHIBIT 99.1

             CHINA 3C GROUP ANNOUNCES PRELIMINARY FOURTH QUARTER AND
                        FULL YEAR 2008 FINANCIAL RESULTS

             -- 4Q08 NET SALES EXPECTED TO INCREASE 14%-17%
                  TO $79-$81 MILLION FROM PRIOR YEAR PERIOD --

             -- 4Q08 NET INCOME EXPECTED TO INCREASE 37%-40%
                TO $6.0-$6.15 MILLION FROM PRIOR YEAR PERIOD --.

HANGZHOU, China, Jan. 15, 2009 -- China 3C Group (OTC Bulletin Board: CHCG), a retailer and wholesale distributor of consumer and business products in China, today announced its preliminary financial results for the fourth quarter and year ended December 31, 2008.

Net sales in the fourth quarter of 2008 are expected to be in the range of $79-$81 million, a 14%-17% increase from $69 million in the fourth quarter of the prior year. Net income in the fourth quarter of 2008 is expected to be in the range of $6.0-$6.15 million, or $0.11-$0.12 per diluted share, a 37%-40% increase from the prior year's fourth quarter results of $4.38 million, or $0.08 per diluted share.

For the year ended December 31, 2008, net sales in 2008 are expected to be in the range of $305-$307 million, an 11% increase from the prior year's results of $276 million. Full year 2008 net income is expected to be in the range of $25.7-$25.8 million, or $0.48 to $0.49 diluted earnings per share, which is a 12%-13% increase from the prior year's results of $22.9 million, or $0.44 diluted earnings per share.

Mr. Zhenggang Wang, Chairman and Chief Executive Officer, commented, "We are very pleased with our preliminary results for the fourth quarter and full year 2008 financial results. Sales and net income growth was largely the result of our effort to improve our sales performance and gross margin within our existing stores. This success was fueled by our introduction of new branded products and our customer-oriented quality service programs, which are a competitive advantage for our business. We remain highly focused on the continued growth of our business in 2009 and will be focused on initiatives that can lead to further revenue and margin expansion, maximize our operating capabilities and enhance our competitive position within China's consumer electronics industry."

The Company will disclose more detailed information when it officially reports its audited 2008 financial results in March 2009.

ABOUT CHINA 3C
China 3C is a leading wholesale distributor and retailer of 3C merchandise: computers, communication products and consumer electronics. The company specializes in wholesale distribution and retail sales of 3C products in Eastern China, focusing on products that make life more comfortable, convenient and connected. The company's goal is to become the number one retailer of 3C products in China. For more information, visit http://www.china3cgroup.com.
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FORWARD-LOOKING STATEMENTS:
Certain statements set forth in this press release constitute "Forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We have included and from time to time may make in our public filings, press releases or other public statements, certain forward-looking statements, including, without limitation, those under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K. In some cases these statements are identifiable through the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "target," "can," "could," "may," "should," "will," "would" or words or expressions of similar meaning. You are cautioned not to place undue reliance on these forward- looking statements. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. There can be no assurance that such forward-looking statements will prove to be accurate and China 3C Group undertakes no obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

CONTACT

Jason Yuan, Vice President
China 3C Group
Email: ir@china3cgroup.com

Bill Zima
ICR, Inc.
(203) 682-8200